                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Landmark Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          LANDMARK SYSTEMS CORPORATION
                           12700 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000
                             ---------------------

To our stockholders:

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of Landmark Systems Corporation will be held at the principal executive offices of Landmark Systems Corporation, located at 12700 Sunrise Valley Drive, Reston, Virginia 20191, on Tuesday, May 16, 2000, at 3:30 p.m., local time, for the following purposes:

          1. to elect seven directors of the Company for terms expiring at the 2001 annual meeting of stockholders;

          2. to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the Company's fiscal year ending December 31, 2000; and

          3. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 31, 2000 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                            By order of the Board of Directors,

                                            FREDERICK S. ROLANDI, III
                                            Secretary

Dated: April 14, 2000

                          YOUR VOTE IS VERY IMPORTANT.
                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                          LANDMARK SYSTEMS CORPORATION
                           12700 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                             ---------------------

                            MEETING OF STOCKHOLDERS
                                  MAY 16, 2000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Landmark Systems Corporation (the "Company") for use at the 2000 annual meeting of stockholders to be held at the principal executive offices of the Company, located at 12700 Sunrise Valley Drive, Reston, Virginia, 20191, on Tuesday, May 16, 2000, at 3:30 p.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     The Company is mailing its annual report for the fiscal year ended December 31, 1999, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 24, 2000.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the seven director nominees named in the proxy and "FOR" the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2000. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Landmark Systems Corporation, 12700 Sunrise Valley Drive, Reston, Virginia, 20191, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on March 31, 2000 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 31, 2000 there were 12,927,901 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

                               SECURITY OWNERSHIP

     The following table sets forth, as of March 31, 2000, information regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee to the Board of Directors, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person identified in the following table has sole voting and investment power with respect to the shares shown. The number of shares of Common Stock outstanding as of March 31, 2000 was 12,927,901. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any reason other than compliance with Securities and Exchange Commission reporting requirements.

                                                                               PERCENTAGE OF
                                                         SHARES OF              OUTSTANDING
                                                        COMMON STOCK               SHARES
          NAME OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED      BENEFICIALLY OWNED
          ---------------------------             ------------------------   ------------------
Patrick H. McGettigan(2)........................         3,547,500                  27.4%
Katherine K. Clark(3)...........................         2,147,036                  16.6
Ralph E. Alexander(6)...........................            14,833                *
John D. Hunter(3)...............................           224,120                   1.7
Andrew L. McCasker(3)(5)........................            29,474                *
Roger A. Philips(3)(5)..........................            31,825                *
Jeffrey H. Bergman(3)...........................           423,542                   3.4
T. Eugene Blanchard(3)..........................            34,500                *
Patrick W. Gross(3).............................            31,650                *
Sudhakar V. Shenoy(3)...........................             6,000                *
James P. Donehey(3).............................                 0                *
Dennis Bowman(3)................................                 0                *
Daniel C. Carayiannis(3)........................            18,245                *
All directors and executive officers as a group
  (13 persons)(3)...............................         6,573,017                  49.3
Lord, Abbett & Co.(4)...........................         2,030,030                  15.7

---------------
* Represents holdings of less than 1%.

(1) Unless otherwise specified in the footnotes to this table, the address of each person set forth in the above table is 12700 Sunrise Valley Drive, Reston, Virginia 20191.

(2) Includes 34,000 shares held by The Patrick H. McGettigan Foundation, of which Mr. McGettigan and his two adult children are the trustees. The trustees of this foundation share voting power.

(3) Includes shares which may be acquired within 60 days of March 31, 2000 pursuant to outstanding options by the person or persons listed, as follows:
    Ms. Clark, 29,375; Mr. Hunter, 26,875; Mr. McCasker, 25,063; Mr. Philips, 19,125; Mr. Bergman, 13,500; Mr. Blanchard, 31,500; Mr. Gross, 31,500; Mr.
    Shenoy, 6,000; Mr. Carayiannis, 16,250; all directors and officers as a group, 172,500.

(4) Stock ownership is based on a Schedule 13G/A filed on February 8, 2000. Lord, Abbett & Co. is an Investment Advisor registered under Section 203 of the Investment Company Act of 1940. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302.

(5) Mr. McCasker and Mr. Philips separated from the Company during 2000. As they are no longer officers of the Company, shares owned by them have been excluded from "All directors and executive officers as a group".

(6) Mr. Alexander resigned his position as President and Chief Operating Officer in November 1999.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide that the Board of Directors (the "Board") is to be elected at the annual meeting of the stockholders. The number of directors of the Board is currently seven.

     If elected, the director nominees will serve a one-year term to expire at the 2001 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The six incumbent directors standing for election to the Board are Patrick H. McGettigan, Katherine K. Clark, T. Eugene Blanchard, Dennis J. Bowman, Patrick W. Gross and Sudhakar V. Shenoy. James P. Donehey has also been nominated to serve as a director.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Biographical information concerning each of the nominees is presented on the following pages.

NOMINEES FOR ELECTION FOR 2000 TERM

                                                           DIRECTOR
                    NAME                          AGE       SINCE
                    ----                          ---      --------
Patrick H. McGettigan.......................      58         1982
Katherine K. Clark..........................      43         1983
T. Eugene Blanchard.........................      69         1997
Patrick W. Gross............................      55         1997
Sudhakar V. Shenoy..........................      52         1999
Dennis J. Bowman............................      46         1999
James P. Donehey............................      51          N/A

     PATRICK H. MCGETTIGAN, a co-founder of the Company, has served as Chairman of the Board of Directors since 1982. Mr. McGettigan is the author of the Company's initial product, The Monitor for CICS. Mr. McGettigan served as President of the Company from 1982 to 1989 and as Chief Executive Officer from 1982 to 1994. Prior to founding the Company, Mr. McGettigan held a variety of technical and systems programming positions over a 17-year career at Blue Cross and Blue Shield of the National Capital Area.

     KATHERINE K. CLARK, a co-founder of the Company, has headed product development, technical support, finance and human resources at various times over the Company's history, has been a director of the Company since 1983 and from November 1993 to September 1997 was President of the Company. In 1994, Ms. Clark assumed her current role as Chief Executive Officer of the Company and was re-appointed President in November 1999. She is responsible for day-to-day operations as well as for the long-term strategic direction of the Company.

     T. EUGENE BLANCHARD has been associated with the Company as a member of the Company's Advisory Board since 1993 and was elected to the Board in March 1997. (The Advisory Board was terminated in October 1997.) Mr. Blanchard serves as Chairman of the Company's Audit Committee. From 1979 to February 1997, Mr. Blanchard served as Senior Vice President, Chief Financial Officer and a director of

DynCorp, a provider of technical and professional services to government agencies and the airline industry. Mr. Blanchard continues to serve as a director of DynCorp.

     DENNIS J. BOWMAN is the Senior Vice President and Chief Information Officer of Circuit City Stores, specialty retailing. He was elected to serve as a director effective June 4, 1999. Mr. Bowman, who has served in senior-level management positions with other retail organizations, is an honors graduate of the Harvard School of Business Administration.

     JAMES P. DONEHEY was the Senior Vice President and Chief Information Officer Of Capital One Financial Corporation, an information based marketing company, where he was employed from November 1994 through February 2000. From 1987 to 1994, Mr. Donehey worked for the investment banking firm of Goldman Sachs, as Vice President/Regional Office Administrative Manager and then served as Executive Director/Firmwide Systems in Europe. Mr. Donehey has also held various positions in the IT field for Duff & Phelps, Inc., LaSalle Partners, and A.B. Dick Company.

     PATRICK W. GROSS has been associated with the Company as a member of the Advisory Board since 1993 and was elected to the Board in March 1997. Mr. Gross is a founder of American Management Systems, Inc. ("AMS"), an international business and information technology consulting firm, and has served as a principal executive officer and a director of AMS since its founding in 1970. Mr. Gross is currently Chairman of the Executive Committee of AMS, and also serves as a director of Capital One Financial Corporation and Computer Network Technology Corporation.

     SUDHAKAR V. SHENOY was elected to serve as a director of the Company effective April 1, 1999. He has served as Chairman and Chief Executive Officer of Information Management Consultants, Inc., a private systems and software development firm, since 1981.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held five meetings during the Company's 1999 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served). In addition, during 1999 the Board took action two times by unanimous written consent.

     The Board has a standing Audit Committee and a standing Compensation Committee. The Board has no standing nominating committee or other committee performing a similar function.

     The Audit Committee, which met four times during 1999, consists of Messrs. Bergman, Blanchard and Shenoy. The Committee is responsible for recommending to the full Board the selection of the Company's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards.

     The Compensation Committee, which met two times in 1999, consists of Messrs. Blanchard, Bowman and Gross. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's elected officers. The salary, bonus and other compensation for Ms. Clark is subject to ratification by the Board.

     Each director, other than those who are employees of the Company, receives from the Company $12,000 per year, payable ratably on a quarterly basis; and $4,000 per year for serving as the chairperson of a Board committee, payable ratably on a quarterly basis. Directors who are not employees of the Company are not eligible to participate in any of the Company's stock incentive or stock purchase plans other than the 1996 Advisory Board and Directors Stock Incentive Plan (the "Board Plan"). Under the Board Plan, nonqualified stock options are granted to members of the Board who are not employees of the Company (each, a "designee"). Designees as of the effective date of the Board Plan received a nonqualified stock option to purchase the greater of 6,000 shares of Common Stock or the difference between 24,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such designee by the Company. As of the date of each annual stockholders meeting, each designee who has not previously received a grant during the calendar year receives a nonqualified stock option to purchase 6,000 shares of Common Stock. The exercise price of each option is set at the fair market value of the Company's Common Stock on the date of grant. The options vest over a four-year period.

     In May 1999, the Company granted options to purchase 6,000 shares of Common Stock to each of Messrs. Bergman, Blanchard and Gross pursuant to the Board Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers and one additional individual who would have been one of the four most highly compensated executives had he been employed with the Company at December 31, 1999 (the "Named Executive Officers") for fiscal years 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                         ANNUAL COMPENSATION                 ------------
                               ----------------------------------------       NUMBER OF
                                                           OTHER ANNUAL       SECURITIES     ALL OTHER
          NAME AND                     SALARY     BONUS    COMPENSATION       UNDERLYING    COMPENSATION
     PRINCIPAL POSITION        YEAR     ($)        ($)         ($)           OPTIONS (#)        ($)
     ------------------        ----   --------   -------   ------------      ------------   ------------
Katherine K. Clark (1).......  1999   $246,746   $37,500          --            30,000       $1,185,928(2)
  Chief Executive Officer....  1998   $230,833   $52,500          --            10,000               --
                               1997   $210,000   $ 5,000          --            22,500               --
Ralph E. Alexander (1).......  1999   $191,574   $16,822          --            30,000       $1,279,371(2)
  President and Chief          1998   $216,667   $52,500          --            25,625       $  125,250(2)
  Operating..................
  Officer....................  1997   $175,000   $ 5,000          --            22,500               --
John D. Hunter...............  1999   $210,000   $45,417          --            65,000       $  848,521(2)
  Vice President,              1998   $200,000   $35,833          --            10,000               --
     Mainframe...............
  Products...................  1997   $200,000   $ 5,000          --            22,500       $  221,250(2)
Daniel Carayiannis...........  1999   $120,000   $111,543(6)        --          50,000       $    2,108(3)
  Vice President, Sales......  1998   $ 26,848   $15,554          --            30,000               --
                               1997   $     --   $    --          --                --               --
Roger A. Philips.............  1999   $110,000   $96,369(4)        --           65,000       $   90,629(5)
  Vice President,............  1998   $102,500   $69,433          --            10,000       $   30,192(2)
  International..............  1997   $100,000   $43,578          --            15,000               --
Andrew L. McCasker...........  1999   $157,500   $36,333          --            65,000               --
  Vice President,              1998   $142,500   $28,667          --            30,000       $   61,819(2)
     Distributed.............
  Products...................  1997   $125,625   $ 4,000          --            20,250               --

---------------
(1) Ms. Clark has served as President since November 1999; she also served as President from November 1993 to September 1997. Mr. Alexander served as President from September 1997 to November 1999.

(2) Represents the amount recognized as taxable income in connection with the exercise of non-qualified stock options equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(3) Represents the cost of a sales incentive award.

(4) Includes sales commissions in 1999, 1998, and 1997 of $80,702, $57,266, and $41,578.

(5) Represents the amount recognized as taxable income to Mr. Philips, in connection with the exercise of non-qualified stock options in 1999, equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price equal to $86,480 and the cost of a sales incentive award of $4,149.

(6) Includes sales commission in 1999 and 1998 of $100,643 and $15,554.

STOCK OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth information concerning all stock options granted during 1999 to the Named Executive Officers.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                 INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                  -----------------------------------------------      VALUE AT ASSUMED
                                               % OF TOTAL                            ANNUAL RATE OF STOCK
                                  NUMBER OF     OPTIONS                             PRICE APPRECIATION FOR
                                  SECURITIES   GRANTED TO                                 OPTION TERM
                                  UNDERLYING   EMPLOYEES    EXERCISE                -----------------------
                                   OPTIONS         IN        PRICE     EXPIRATION       5%          10%
              NAME                 GRANTED      1998(1)      ($/SH)       DATE         ($)          ($)
              ----                ----------   ----------   --------   ----------   ----------   ----------
Katherine K. Clark..............    30,000        2.31      $12.8750     2/15/09     $242,911     $615,583
  Chief Executive Officer
Ralph E. Alexander..............    30,000        2.31      $12.8750     2/15/09     $242,911     $615,583
  President and Chief Operating
  Officer
John D. Hunter..................    20,000        1.54      $12.8750     2/15/09     $161,940     $410,389
  Vice President, Mainframe         45,000        3.46      $ 8.1875    11/19/09      231,708      587,194
  Products
Daniel C. Carayiannis...........     5,000        0.40      $12.8750     2/15/09     $ 40,485     $102,597
  Vice President, North American    45,000        3.46      $ 8.1875    11/19/09      231,708      587,194
  Sales
Roger A. Philips................    20,000        1.54      $12.8750     2/15/09     $161,940     $410,389
  Vice President, International     45,000        3.46      $ 8.1875    11/19/09      231,708      587,194
Andrew L. McCasker..............    20,000        1.54      $12.8750     2/15/09     $161,940     $410,389
  Vice President, Distributed       45,000        3.46      $ 8.1875    11/19/09      231,708      587,194
  Products

---------------
(1) Based on an aggregate of 1,300,402 options granted in 1999.

     The following table sets forth information concerning the exercise of stock options during fiscal year 1999 by the Named Executive Officers and the number and value of unexercised stock options at December 31, 1999.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                       1999 FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                            NUMBER OF                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                             SHARES        VALUE             YEAR-END (#)                  YEAR-END ($)
                           ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
          NAME              EXERCISE        ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   ----------   -----------   -------------   -----------   -------------
Katherine K. Clark.......    222,720     $1,185,928     13,750          48,750       $ 76,960       $ 86,025
  Chief Executive Officer
Ralph E. Alexander.......     22,000     $1,279,371         --              --             --             --
  President and Chief
  Operating Officer
John D. Hunter...........    124,282     $  848,521     13,750          83,750       $ 76,960       $187,298
  Vice President,
  Mainframe Products
Daniel C. Carayiannis....         --             --     15,000          95,000       $ 64,695       $295,358
  Vice President North
  American Sales
Roger A. Philips.........     17,350     $   86,480     40,375          87,125       $248,372       $209,026
  Vice President,
  International
Andrew L. McCasker.......         --             --     64,499         108,501       $381,137       $277,269
  Vice President,
  Distributed Products

EXECUTIVE EMPLOYMENT CONTRACTS

     Mr. Ralph E. Alexander, the Company's former President, had an employment agreement with the Company which was for a term of three years beginning on April 9, 1997. Mr. Alexander voluntarily terminated his employment with the Company in November 1999. Mr. Alexander and the Company were released from the employment agreement upon Mr. Alexander's departure; no payments were made or were required to be made to Mr. Alexander by the Company under the employment agreement after Mr. Alexander's employment ended.

               REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD
                  OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION
                           ON EXECUTIVE COMPENSATION

     In accordance with the rules of the Securities and Exchange Commission, the Compensation Committee and the Board offer this report regarding the executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for fiscal year 1999. This report, as well as the Performance Graph on page 13, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee is composed of Patrick W. Gross, T. Eugene Blanchard and Dennis J. Bowman, who are non-employee directors of the Company. Among other responsibilities, the

Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's officers. The salaries, bonuses and other compensation for Ms. Clark are subject to ratification by the Board. In general, the compensation policies adopted by the Compensation Committee are intended to attract and retain executives capable of enabling the Company to meet its business objectives and motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

     The Compensation Committee intends to periodically review whether changes in the executive compensation program are appropriate. In general, the Compensation Committee intends to continue its present practice of recommending that annual executive cash compensation (base salary and bonus) and option grants be set at levels above the median levels in the software industry, adjusted for the size of the Company, its stage of development, the highly competitive and innovative nature of the software industry and the level of responsibility, experience, performance and significant achievements of the executive officers.

BASE SALARY

     Over the past few years the Company has moved executive officer base salary to competitive levels relative to the various markets from which the Company attracts executive talent. Competition for senior level talent in the software industry, particularly in the Northern Virginia market, continues to be high. Because of this condition and due to the continuing growth of the Company, the base salary for executive officers generally is set above the median level of comparable companies.

CASH INCENTIVE BONUS

     The Company pays periodic bonuses to its executive officers based primarily upon the Company's performance, taking into consideration, in certain instances, individual performance and the other factors noted above.

STOCK OPTION GRANTS

     The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are subject to vesting over four years, with 25% of the shares vesting at the end of each of the first, second, third, and fourth years following the date of grant. During 1999, 33.8% of the total options granted by the Company were granted to executive officers of the Company, including 23.5% of the total options granted to the Named Executive Officers.

     The option vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual's previously granted shares and the number of unvested shares when granting additional stock options.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted by the

Compensation Committee under the Company's Stock Incentive Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1999, Katherine K. Clark, a founder of the Company and its Chief Executive Officer, also assumed the role of President. During 1999, Ms. Clark received a base salary of $246,570, a bonus of $37,500, and a nonqualified stock option grant of 30,000 shares. During 1999, the Compensation Committee evaluated the compensation provided to Ms. Clark.

BOARD OF DIRECTORS:                            COMPENSATION COMMITTEE:

Patrick H. McGettigan                          Patrick W. Gross
Katherine K. Clark                             T. Eugene Blanchard
Ralph E. Alexander                             Dennis J. Bowman
Jeffrey H. Bergman
T. Eugene Blanchard
Patrick W. Gross
Sudhakar V. Shenoy
Dennis J. Bowman

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 2)

     In February 2000, the Board approved the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000. Audit services performed for the Company during fiscal year ended December 31, 1999 included examination of the Company's financial statements. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company.

     Price Waterhouse LLP, prior to its merger with Coopers & Lybrand LLP in 1998, served as the Company's independent accountants since 1985.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     During 1999, T. Eugene Blanchard and Patrick W. Gross, none of whom is an employee of the Company, served on the Compensation Committee of the Board. In December 1999, Dennis J. Bowman, who also is not an employee of the Company, was elected to serve on the Compensation Committee. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or the Compensation Committee.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Company's Common Stock compared to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the period between November 18, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) and December 31, 1999 (the last trading day in fiscal year
1999). The graph assumes $100 was invested (1) in the Company's Common Stock,
(2) in the Nasdaq Stock Market (U.S.) Index and (3) in the Nasdaq Computer & Data Processing Index, and assumes reinvestment of dividends.

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG LANDMARK SYSTEMS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                                    LANDMARK SYSTEMS           NASDAQ STOCK MARKET          NASDAQ COMPUTER &
                                                       CORPORATION                   (U.S.)                  DATA PROCESSING
                                                    ----------------           -------------------          -----------------
11/18/97                                                 100.00                      100.00                      100.00
12/97                                                    129.00                       99.00                       96.00
3/98                                                     134.00                      116.00                      127.00
6/98                                                     123.00                      119.00                      141.00
9/98                                                     116.00                      108.00                      133.00
12/98                                                    159.00                      139.00                      173.00
1/99                                                     191.00                      159.00                      208.00
2/99                                                     146.00                      145.00                      185.00
3/99                                                     129.00                      156.00                      207.00
4/99                                                     163.00                      160.00                      197.00
5/99                                                     138.00                      156.00                      192.00
6/99                                                     148.00                      170.00                      215.00
7/99                                                     113.00                      168.00                      204.00
8/99                                                     108.00                      175.00                      214.00
9/99                                                     116.00                      174.00                      222.00
10/99                                                    125.00                      187.00                      235.00
11/99                                                    120.00                      207.00                      268.00
12/99                                                    149.00                      252.00                      364.00

* $100 INVESTED ON 11/18/97 IN STOCK OR ON 10/31/97
IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

     The Nasdaq Stock Market (U.S.) Index has been selected as a broad equity market index. The Nasdaq Computer & Data Processing Index was selected because the Company believes that the index fairly represents the companies generally engaged in the line of business similar to that of Landmark.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. In 1999, the Company received Section 16(a) reports and written representations that certain reports were not required. The Company believes that during 1999 all reports that were required to be filed under Section 16 of the Exchange Act were timely filed, except as follows: (i) on behalf of Sudakar Shenoy, who was elected to the Board of Directors effective April 1999, the Company failed to timely report his initial stock option grant on a Form 3, which report has subsequently been filed; (ii) the following Directors, T. Eugene Blanchard and Patrick W. Gross, were automatically granted stock option grants under the Directors Stock Incentive Plan as of the date of the 1997 and 1998 annual meetings, however the Company failed to timely file on their behalf, which reports were subsequently filed; (iii) on behalf of Katherine K. Clark, the Company failed to timely report an exercise of stock options on a Form 4, which report has subsequently been filed.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Pursuant to rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the 2001 annual meeting of stockholders must be received by the Secretary of the Company on or before December 14, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Proposals should be sent to 12700 Sunrise Valley Drive, Reston, Virginia 20191. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2001 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 4, 2001. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in the Company's proxy materials unless (a) the Company receives notice of such proposal by March 4, 2001, and (b) the conditions set forth in Rule 14-4(c)(2)(i)-(iii) under the Exchange Act are met.

                                          By order of the Board of Directors,
                                          Frederick S. Rolandi, III
                                          Secretary

Dated: April 14, 2000

     STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                             ----------------------------------
                                             WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE



                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                          LANDMARK SYSTEMS CORPORATION


                                  MAY 16, 2000








              \/PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED\/
-------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
       EXAMPLE

         FOR all nominees              WITHHOLD
       listed at right (except         AUTHORITY
         as marked to the        to vote for all nominees
         contrary below)               listed at right

1. Election of [ ]                        [ ]  NOMINEES: Patrick H. McGettigan
   Directors:                                            Katherine K. Clark
                                                         T. Eugene Blanchard
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO                   Patrick W. Gross
VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT              Sudhakar V. Shenoy
NOMINEE'S NAME ON THE SPACE PROVIDED                     Dennis J. Bowman
BELOW.                                                   James P. Donehey
-----------------------------------------------

                                           FOR        AGAINST         ABSTAIN
2. Ratification of selection of            [ ]          [ ]              [ ]
   PricewaterhouseCoopers LLP as
   independent accountants.


   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.



                     If you plan to attend meeting, please check here.   [ ]

                     Change of Address and or Comments mark here.        [ ]

          (PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE
           PREPAID ENVELOPE.)


SIGNATURE                          SIGNATURE                     DATED
         --------------------------         ---------------------     ---------
NOTE: The signature on this Proxy should correspond exactly with stockholder's name as printed above. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
-------------------------------------------------------------------------------

                                             ----------------------------------
                                              WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE










-------------------------------------------------------------------------------

                          LANDMARK SYSTEMS CORPORATION
                           12700 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                         PROXY/ VOTING INSTRUCTION CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2000

   The undersigned appoints Katherine K. Clark and Frederick S. Rolandi, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Landmark Systems Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                -------------
                                                                 SEE REVERSE
(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)         SIDE
                                                                -------------

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